UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 1, 2012

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way West Drive, Indianapolis, Indiana 46240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Arcadia Services, Inc. (“ASI”) and four of its wholly-owned subsidiaries (the “Services Borrowers”) are parties to an Amended and Restated Credit Agreement dated July 13, 2009, as subsequently amended on June 9, 2010 and October 31, 2010, with Comerica Bank (the “Comerica Credit Agreement”).  Borrowings under the Comerica Credit Agreement are evidenced by a Revolving Credit Note dated July 13, 2009, as amended on October 31, 2009 (the “Credit Note”).  Repayment of the Credit Note is guaranteed by RKDA, Inc., ASI’s parent company (“RKDA”).  RKDA is a wholly-owned subsidiary of Registrant.  The Credit Note matured on April 1, 2012.  Prior to the maturity, Comerica Bank declared a default under the Comerica Credit Agreement and the Credit Note, as previously reported by Registrant.  The principal balance due from the Services Borrowers under the Credit Note as of April 30, 2012, was $11.0 million (the “Indebtedness”).  The Indebtedness is secured by all of the assets of the Services Borrowers and by the pledge by RKDA of all of the shares of ASI capital stock (the “Pledged Stock”).

On April 17, 2012, as reported in the Registrant’s Current Report on Form 8-K filed April 20, 2012, the Services Borrowers and RKDA entered into an agreement with Comerica with respect to the Comerica Credit Agreement and amounts due under the Credit Note (the “Forbearance Agreement”).  As part of the Forbearance Agreement, Comerica Bank (a) declared all amounts under the Comerica Credit Agreement to be due and payable, including the Indebtedness and legal fees and other expenses incurred with respect thereto (the “Liabilities”) and (b) demanded payment in full of the Liabilities.  Comerica agreed to forbear until April 30, 2012, subject to the terms and conditions set forth in the Forbearance Agreement, from taking any action to collect the Liabilities, provided the Services Borrowers and RKDA comply with the terms of the Forbearance Agreement.

On May 1, 2012, Comerica sold a portion of the Indebtedness to Arcadia Holdings II, Inc. (“AHI,” and the Indebtedness purchased by AHI the “Purchased Indebtedness”) and assigned to AHI all of Comerica’s security interest in and with respect to the Pledged Stock.  AHI is a privately-held Delaware corporation having its principal place of business in Southfield, Michigan.  Registrant and its directors, officers, subsidiaries and affiliates have no ownership interest in AHI and have no business relationships or agreements with AHI other than with respect to the transactions described herein.

On May 1, 2012, after acquiring the Purchased Indebtedness, AHI made a demand for immediate payment of the Purchased Indebtedness (the “Payment Demand”).  AHI notified RKDA that absent immediate payment in full of the Purchased Indebtedness in accordance with the Payment Demand, AHI intended to foreclose on the security interest in the Pledged Stock.

On May 1, 2012, RKDA and Registrant executed and delivered (a) a Foreclosure and Consent Agreement (the “Foreclosure Agreement”) by and among themselves and AHI, and (b) an Acknowledgement and Consent to Comerica Bank (the “Consent to Assignment”).  In addition, Comerica Bank executed and delivered a release of claims to RKDA and Registrant (the “Release”).  The Foreclosure Agreement, the Consent to Assignment, the Release and the agreements and documents related thereto are referred to as the “Foreclosure Transaction”.  In connection with the Foreclosure Transaction, the Services Borrowers and RKDA also entered into an amendment to the Forbearance Agreement with Comerica Bank (the “Forbearance Amendment”).

The Consent to Assignment is dated as of May 1, 2012.  The Consent to Assignment provides (a) that Services Borrowers and RKDA consent to Comerica Bank’s sale of  a portion of the Indebtedness in the amount of $1.0 million to AHI (the “Purchased Indebtedness”) and (b) that Services Borrowers and RKDA release Comerica Bank from any claims, liabilities or causes of action arising from or in any way related to the sale of the Purchased Indebtedness, the Security Agreement,  the Purchased Indebtedness, the remaining Indebtedness or the relationship between Comerica Bank,  RKDA and the Services Borrowers.

The Foreclosure Agreement, dated May 1, 2012, is by and between AHI, RKDA and Registrant.  Under the Foreclosure Agreement, RKDA consented to AHI’s retention of the Pledged Stock in full and complete satisfaction of the Purchased Indebtedness, with such consent conditioned upon receipt of the Release (the “Strict Foreclosure”).  In consideration of RKDA’s consent to the Strict Foreclosure and other covenants and agreements included in the Foreclosure Agreement, (a) AHI consented to the assignment by the Services Borrowers to the Registrant of a note payable to be issued to ASI in connection with the sale of locations in North Carolina (the “NC Note”), as more fully described in the Registrant’s Current Report on Form 8-K filed April 5, 2012; (b) the parties agreed on the disposition of various insurance policies and the prepaid assets, collateral rights and collateral obligations related thereto; (c) AHI agreed to indemnify Registrant and RKDA from any liabilities under the lease of the corporate headquarters of ASI in Southfield, Michigan; (d) RKDA and Registrant entered into covenants not to compete and assigned to AHI certain rights with respect to the use of corporate names, service marks and other intellectual property subsequent to the effective date; (e) certain inter-company accounts by and between ASI, RKDA and Registrant were extinguished effective upon the completion of the Strict Foreclosure; and (f) the parties provided certain representations and warranties, and agreed to certain indemnification and releases, as set forth in the Foreclosure Agreement.

The Release from Comerica is dated as of May 1, 2012.  The Release provides (a) that Comerica releases RKDA, Registrant and their respective directors, officers and agents (the “Released Parties”) from certain claims, cause of action or liabilities related to the Indebtedness, other than the Purchased Indebtedness; and (b) that Comerica Bank consents to the assignment by the Services Borrowers of their interest in and to the NC Note to Registrant.

The Forbearance Amendment, dated as of May 1, 2012, is by and between the Services Borrowers, RKDA and Comerica Bank.  The Forbearance Amendment provides for (a) the execution and delivery by the Services Borrowers of a $1,000,000 single disbursement demand note to Comerica replacing an equal amount of indebtedness under the Credit Note, evidencing the Purchased Indebtedness; (b) a reduction in the maximum amount available under the Comerica Credit Agreement from $11,500,000 to $10,500,000 and a change in the formula for advances under the credit facility; and (c) immediate termination of Comerica’s forbearance under the Forbearance Agreement.

As a result of the Foreclosure Transaction, Registrant no longer owns any operating businesses.  Registrant intends to wind-down its affairs and expects that holders of the Registrant’s outstanding unsecured indebtedness will receive no payment, or nominal payment, on their claims.  After the Foreclosure Transaction, Registrant estimates that it will have more than $33 million in unsecured current liabilities.  Registrant estimates that it will have less than $1 million in assets, all of which will be used to wind down the Registrant’s affairs.

In light of the foregoing, and as previously disclosed in the Company’s Quarterly Reports on Form 10-Q filed November 14, 2011 and February 21, 2012, and the Company’s Current Reports on Form 8-K dated April 5, 2012 and April 20, 2012, Registrant believes that its common shares outstanding have no value and strongly discourages investors from trading in Registrant’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2012	Arcadia Resources, Inc.

	By:	/s/ Matthew R. Middendorf
Matthew R. Middendorf
	Its:	Chief Financial Officer, Treasurer and Secretary